CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of April ___, 2007, is made by and between INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation (“Inland”), THE FLORIDA RETIREMENT SYSTEM TRUST FUND, as defined in Florida Statutes Section 121.021(36), acting by and through The State Board Of Administration of the State of Florida (the “Board”), and MS INLAND FUND, LLC, a Delaware limited liability company (the “Company”).

RECITALS

A.

Inland and the Board have entered into that certain Operating Agreement of the Company dated as of April __, 2007 by and between Inland and the Board (the “Venture Agreement”), wherein Inland and the Board agreed to enter into a joint undertaking to invest in and own real property in certain designated markets.

B.

Pursuant to Section 4.2 of  the Venture Agreement, Inland and the Board agreed to identify the Existing Portfolio for contribution to the Company by Inland upon the terms and conditions of a contribution agreement mutually agreeable to Inland and the Board.

C.

Inland is the direct or indirect owner of all of the equity interests in the entities listed on Exhibit A (the “Existing Portfolio SPEs”) and each such entity is the sole owner of the Existing Portfolio Project set forth on Exhibit A by such entity’s name.

D.

Pursuant to Section 4.2(b) of the Venture Agreement, Inland desires to contribute to the Company (or one or more Project Entities designated by the Company) 100% of the equity interest of Inland in the Existing Portfolio SPEs (the “Ownership Interests”) all upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.

Definitions

.  As used herein, the following terms shall have the following meanings.  All capitalized terms used but not defined herein shall have the meaning given them in the Venture Agreement.

(a)

“Closing Date” means the date hereof.

(b)

“Evaluation Materials”

 means the information set forth on Exhibit A of the Venture Agreement with respect to the Existing Portfolio Projects, which information has been provided to the Board by Inland.

(c)

“Excluded Liabilities”

 means, with respect to each of the Existing Portfolio SPEs, any and all obligations or liabilities of any kind or character arising prior to the Closing Date, including, without limitation, any claims by tenants with respect to pass-through items, common area maintenance, operating expenses, tort and contract claims, claims by contractors, taxes and insurance, and including, without limitation, any obligations to pay brokerage commissions or similar sums and obligations to pay any tenant improvement allowances.  Excluded Liabilities shall not include any obligations accruing under existing debt on and after the Closing Date or any sums that are prorated by the parties on the Closing Date in accordance with this Agreement.  In addition, Excluded Liabilities shall include all claims pertaining to common area maintenance, operating expenses, taxes and insurance reimbursements disclosed in any tenant estoppel and shall include all claims for repairs, maintenance, replacement, reimbursement of funds, rent credits and any other claims or defaults referenced in the tenant estoppels provided by the tenants referenced on Exhibit J.

(d)

“Existing Loans”

 means the existing loans encumbering the Existing Portfolio Projects which loans are more particularly described on Exhibit B.

(e)

“Existing Portfolio SPEs”

 has the meaning set forth in the Recitals hereto.

(f)

“Existing Portfolio Value”

 means the fair market value of the Existing Portfolio (net of assumed indebtedness or any refinancing) as of the Closing Date, which amount is set forth in Section 2(b) below.

(g)

“Land”

 means the real property owned by the Existing Portfolio SPEs as of the date hereof, together with the easements, rights-of-way and appurtenances belonging or in any way appertaining to the same.

(h)

“Laws”

 means all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders, judicial decisions, common law and other governmental, quasi-governmental and utility company requirements (including those relating to the environment, health and safety, or handicapped persons).

(i)

“Leases”

 means all leases or other occupancy agreements pursuant to which an Existing Portfolio SPE has leased space at an Existing Portfolio Project to a third party, which leases are more particularly described on the Rent Roll for each Existing Portfolio Project.

(j)

Intentionally deleted.

(k)

“Rent Roll”

 means, for each Existing Portfolio Project, the rent roll for such Existing Portfolio Project, attached hereto as Exhibit C.

(l)

“Service Contracts”

 means all contracts or agreements between the Existing Portfolio SPE, and any third party relating to the ownership, operation and/or management of the Existing Portfolio Projects.

(m)

“Tax” or “Taxes”

 shall mean any federal, state, local or foreign income, gross receipts, payroll, license, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, withholding, social security (or similar taxes, including FICA), sales, use, transfer, value added, alternative or add-on minimum or other tax of any kind, including any penalties, interest or other additions thereto.

(n)

“Tax Return”

 shall mean any return, report or similar statement required to be filed with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes.

(o)

“Title Company”

 means Chicago Title Insurance Company.

(p)

“Venture Agreement”

 has the meaning set forth in the Recitals hereto.

Section 2.

Contribution

.  On the Closing Date, Inland shall transfer or caused to be transferred to the Company or to a designated Project Entity the Ownership Interests on the terms and conditions set forth herein.

(a)

Schedule of Allocated Values; Exclusion

.  The Existing Portfolio Value has been allocated among the various Existing Portfolio SPEs as set forth on Exhibit I.

(b)

Existing Portfolio Value

.  Inland and the Board hereby acknowledge and agree that the Existing Portfolio Value is $148,224,567.44, as allocated according to Exhibit I and as the same may be adjusted pursuant to Section 2(a).  Pursuant to and in accordance with Section 5(a)(i) herein, on or before the Closing Date, the Board has contributed to the Company as a capital contribution on the part of the Board an amount equal to eighty percent (80%) of the Existing Portfolio Value (the “Board’s Portfolio Value Payment”), net of the prorations and adjustments set forth herein and in accordance with the Approved Settlement Statement (as defined in Section 5(d)(ii) below), by wire transfer of immediately available funds.  The amount of the Board’s Portfolio Value Payment is deemed a capital contribution to the Company on the part of the Board, and Inland has been credited with a capital contribution equal to twenty percent (20%) of the Existing Portfolio Value.

(c)

Prorations and Adjustments.

(i)

All items of income and expense customarily prorated between buyers and sellers of real property shall be equitably prorated between the parties hereto, including, without limitation, any rents and other income or expenses under the Leases, all as and when actually collected (whether such collection occurs prior to, on or after the Closing Date); real property taxes and assessments; water, sewer and utility charges; amounts payable under any of the Service Contracts; annual permits and/or inspection fees (calculated on the basis of the period covered); and any other expenses of the operation and maintenance of the Existing Portfolio Projects.  All such items shall be prorated as of 12:01 a.m. on the day on which the Closing Date occurs, on the basis of a 365-day year.  The Company shall not be credited with any reserves under the existing loans.

(ii)

Notwithstanding anything to the contrary in subsection (i) above, real estate taxes for Oswego Commons shopping center in Oswego, Illinois, shall be prorated on a cash basis pursuant to the terms of thus subsection (ii).  The Company shall be credited for the amount of all real estate tax contributions from tenants under the Leases that have actually been received by the Existing Portfolio SPE but are not used at or prior to the Closing Date to pay for reimbursable real estate tax expenses under the Leases.  The Company shall also receive a credit for real estate taxes attributable to vacant spaces at the Existing Portfolio Projects on an accrual basis, said credit to be based upon the most recent ascertainable tax bill with a later adjustment when the actual tax bill is received.

(iii)

The Company or the applicable Project Entity acquiring title to the Ownership Interests of a given Existing Portfolio SPE will make a good faith effort consistent with Inland’s prior business practice after the Closing Date to cause such Existing Portfolio SPE to collect all sums due and payable under the Leases in the usual course of the applicable Existing Portfolio SPE’s operation of the Existing Portfolio Project in question, but will not be obligated to institute any lawsuit or other collection procedures to collect any such delinquent amounts.  Any such unpaid or delinquent amounts--whether collected by the Existing Portfolio SPEs, Inland, the Company or the Board--on or after the Closing Date shall be applied first to sums owed to the Existing Portfolio SPEs for periods on or after the Closing Date (together with the costs of collection relating to such sums) and then to sums owed to the Existing Portfolio SPEs for periods prior to the Closing Date (together with the costs of collection relating to such sums).  The Company shall promptly remit to Inland any payments received by it and owing to Inland hereunder.

(iv)

If any of the aforesaid prorations and credits cannot be calculated accurately at the Closing Date, then the same shall be calculated as soon as reasonably practicable after the Closing Date and either party owing the other party a sum of money based on such subsequent proration or credit shall promptly pay such sum to the other party.  Inland will cooperate with any post-closing reconciliation of common area maintenance, operating expenses, taxes and insurance to give effect to the prorations contemplated hereby.  To the extent that any error is made in the foregoing prorations, parties agree to correct such error and reprorate the erroneous items within thirty (30) days after the discovery of such error.  The provisions of this Section 2(c) shall survive the Closing Date.

(v)

Inland shall be solely responsible for the 2006 reconciliation of common area maintenance, operating expenses, taxes and insurance with the tenants under the Leases and will be solely responsible for any shortfalls payable to such tenants and solely entitled to any credits due from said tenants resulting from the 2006 reconciliation.

Section 3.

Existing Loans

.  The total outstanding principal balance of each Existing Loan is set forth on Exhibit B.  Inland has obtained from the lenders under the Existing Loans and delivered to the Board beneficiary statements for the Existing Loans.  The parties acknowledge that all out-of pocket costs paid to the holders of the Existing Loans to obtain such consent shall be borne by the Company pursuant to the Venture Agreement.

Section 4.

Tax Treatment of Transaction and Allocation Method

.

(a)

The contribution of the Ownership Interests to the Company and the Project Entities in exchange for membership interests in the Company and cash shall be treated as (i) a tax-deferred contribution to a partnership pursuant to Section 721(a) of the Internal Revenue Code of 1986, as amended (“Code”), in part and (ii) a reimbursement to Inland of capital expenditures incurred by Inland with respect to the Existing Portfolio during the two-year period prior to the contribution of the Ownership Interests to the Company; which reimbursement shall be treated in all respects as a non-taxable “reimbursement of pre-formation expenditures” pursuant to Treasury Regulations Section 1.707-4(d) and not as a taxable sale of all or part of the Existing Portfolio.  The Company, the Board and Inland shall not file, report or treat such contribution and distribution on any federal, state or local income tax returns, filings, protests or appeals in any manner inconsistent with the preceding sentence.  The Company, the Board and Inland shall timely file an information statement with the Internal Revenue Service, as required under Treasury Regulation Section 1.707-8, which statement shall be approved by Inland in its sole and absolute discretion and which statement shall be consistent in all respect with the provisions of clause (ii) above.

(b)

The Company shall use the traditional method without curative allocations as set forth in Treasury Regulation Section 1.704-3(b) with respect to the Existing Portfolio.

Section 5.

Conditions to Close

.  On the Closing Date, the following conditions were satisfied:

(a)

Contribution

.  The Board contributed to the Company the Board’s Portfolio Value Payment, all in accordance with the Approved Settlement Statement, as defined below;

(b)

Receipt of Documents

.  Each party received the following fully executed and (if applicable) acknowledged documents:

(A)

One fully executed original of an Assignment and Assumption in the form attached hereto as Exhibit F (the “Assignment of Ownership Interests”) executed by Inland, the Company and the appropriate Project Entities, with respect to the Ownership Interests;

(B)

One fully executed original of the settlement statement reflecting the payments, credits and prorations contemplated hereby (the “Approved Settlement Statement”); and

(C)

One copy or original of all consents of lenders under the Existing Loans to the transfer of the Ownership Interests pursuant to Section 3;

(c)

Title

.  Title Company issued to the applicable Existing Portfolio SPEs commitments to issue ALTA extended coverage owner’s policies (the “Title Commitments”) (or such other form as may be agreed to by the parties) for each of the Existing Portfolio Projects, in the form as may be requested by the Board.  For purposes hereof, the term “Title Commitments” shall mean the Title Commitments in the latest versions issued by the Title Company on or before the Closing Date.

(d)

Existing Loans

.  The lenders under the Existing Loans delivered to the Company the consents to the transfer of the Ownership Interests, all in accordance with Section 3 above.

(e)

Consents

.  Inland obtained and delivered to the Board all requests, consents and approvals for the transfer of the Ownership Interests from Inland to the Company or the applicable Project Entities;

(f)

Estoppel Certificates

.  Inland obtained and delivered to the Board all tenant estoppel certificates executed on or after February 19, 2007, that Inland had in its possession for tenants in the Existing Portfolio Projects; and

(g)

Lender Estoppel Certificates

.  With respect to each of the Existing Loans, Inland obtained and delivered to the Board estoppel certificates from the lenders extending such loans to the applicable Existing Portfolio SPE setting forth the amount of the indebtedness outstanding thereunder, stating that the applicable Existing Portfolio SPE is not in default of its obligations thereunder, and stating the relevant lender’s consent to the transfer of the relevant Ownership Interests pursuant to Section 3.

Section 6.

U.S. Treasury Regulations

.  The purchase and sale of the Existing Portfolio Projects is the sale of “reportable real estate” within the meaning of U.S. Treasury Regulations Section 1.6045-4 (the “Regulation”).  Inland is the “real estate reporting person” within the meaning of the Regulation and shall make all reports to the federal government as required by the Regulation.

Section 7.

Representations and Warranties of Inland; Knowledge

.  In order to induce the Board to enter into this Agreement, Inland represents and warrants to the Board as set forth in this Section 7.  Except as to sub-Sections 7(a)(i) and 7(a)(ii), such representations and warranties are made to Inland’s knowledge as such term is defined in Section 7(b).  The Company and, to the extent applicable, each Project Entity is an  express third party beneficiary of the representations and warranties made in this Section 7 and may rely upon the same.

(a)

Representations and Warranties

.  Inland warrants and represents that:

(i)

This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Inland have been duly authorized, executed and delivered by and, subject to equitable principles generally and covenants of good faith and fair dealing and to the federal Laws relating to the bankruptcy, are binding upon Inland in accordance with their terms.

(ii)

Inland has the capacity and authority to enter into this Agreement and consummate the transactions herein provided and nothing prohibits or restricts the right or ability of Inland to close the transactions contemplated hereunder and carry out the terms hereof.

(iii)

By its execution of this Agreement, Inland hereby represents and warrants to the Board (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) that Inland has not been notified that it (i) has been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list, and (ii) is currently in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Regulations”), or other governmental action relating thereto.  Inland will at all times during the term of this Agreement remain in compliance with the Regulations.

(iv)

Inland delivered to the Board complete copies of all Evaluation Materials in its possession, and Inland has received no written notice that any of the Evaluation Materials are incomplete or incorrect in any material respect.  Inland delivered to the Board complete copies of all brokerage agreements and commission agreements pertaining to the Existing Portfolio Projects, and Inland has received no written notice that any of such brokerage agreements and commission agreements are incomplete or incorrect in any material respect.

(v)

Inland, directly or indirectly, is the sole owner of the Ownership Interests and has not previously assigned, pledged, hypothecated, or otherwise encumbered the Ownership Interests.

(vi)

Inland has delivered to the Board complete copies of all material documents, instruments and agreements evidencing and/or securing the Existing Loans.  There has been no default by Inland or any Existing Portfolio SPE under any documents or agreements evidencing or securing the Existing Loans.

(vii)

Inland has delivered to the Board complete copies of all Leases (except that Inland has delivered copies of subleases only to the extent the same are within Inland’s possession or control).  The Rent Roll for each Existing Portfolio Project is true, correct and complete in all material respects.  Except with respect to any existing subleases, the Rent Rolls attached list the terms of all Leases (written or verbal), including the terms of all amendments thereto, which grant any possessory interest in and to any space situated on or in the Property or that otherwise give rights with regard to use of the Property.  Except as set forth on Schedule 7(a)(vii) attached hereto, the Leases are in full force and effect and have not been modified or amended in any respect.  As of the date hereof, (a) the applicable Existing Project SPE is the owner of the lessor’s interest in all such Leases relating to the relevant Existing Portfolio Projects, (b) except as set forth on Schedule 7(a)(vii) attached hereto, no Existing Portfolio SPE has modified any such Lease or consented to any assignment or sublease of any such Lease and, except as set forth on the applicable Rent Roll or any tenant estoppel certificate delivered to the Board, none of such Leases has been modified, assigned or sublet in any respect, (c) except as set forth on  Schedule 7(a)(vii) attached hereto or any tenant estoppel certificate delivered to the Board, (i) the Existing Portfolio SPEs have performed all material obligations on the part of the landlord to be performed under each such Lease and (ii) there are no outstanding obligations of any Existing Portfolio SPE under the Leases existing as of the date of this Agreement to perform any tenant improvement work, (d) except as set forth on  Schedule 7(a)(vii) attached hereto or any tenant estoppel certificate delivered to the Board, all tenant improvements required under such Leases to be constructed by the Existing Portfolio SPEs have been completed, (e) except as set forth in the Leases delivered to the Board, no tenant has any option to purchase the Land, to lease additional space at any of the Existing Portfolio Projects, to extend the term of such tenant’s Lease, to put back to the landlord any space currently subject to such tenant’s

Lease, or to terminate such tenant’s Lease, (f) except as set forth on Schedule 7(a)(vii) attached hereto or any tenant estoppel certificate delivered to the Board, (i) no written notice of default has been given or received by Inland or any of the Existing Portfolio Project SPEs with respect to any Lease within the preceding ninety (90) days, and (ii) to Inland’s knowledge, no defaults exist on the part of any of the Existing Portfolio SPEs or any one or more of the tenants under the Leases, and (g) no tenant has paid rent for more than one month in advance.

(viii)

Attached hereto as  Exhibit D is a complete and accurate list of the Service Contracts existing as of the date hereof.  Inland has delivered or made available to the Board complete copies of each of the Service Contracts.  All such Service Contracts are in full force and effect and no party is in default thereunder.

(ix)

Each Existing Portfolio SPE is either (A) a limited liability company duly formed and organized, validly existing and in good standing under the laws of the State of Delaware or (B) a limited partnership duly formed and organized, validly existing and in good standing in the State of Illinois.  Inland has provided the Board with complete copies of the certificate of formation and the Operating Agreement or limited partnership agreement for each Existing Portfolio SPE (the “Formation Documents”), and none of the Formation Documents have been modified or amended in any respect.  Each Existing Portfolio SPE is qualified to conduct business and is in good standing in each State where an Existing Portfolio Project owned by such Existing Portfolio SPE is located.

(x)

Neither the execution and delivery of this Agreement by Inland nor the consummation of the transactions contemplated herein constitute a violation of any of its corporate, governing or organizational documents or agreements or result in the breach of, or the imposition of any lien on any assets of the Existing Portfolio SPEs or a lien on any of the Existing Portfolio Projects pursuant to, or constitute a default under, any indenture or bank loan or credit agreement, or other agreement to which the Inland or any of the Existing Portfolio SPEs is a party or by which any of the Existing Portfolio Projects may be bound or affected.  Except for any consents, releases, approvals or authorizations that will have been obtained on or prior to the Closing Date, no consent, approval, authorization or action by any governmental authority or any person or entity having legal rights against or jurisdiction over Inland or the Existing Portfolio SPEs is required in connection with the execution and delivery by Inland and the Existing Portfolio SPEs of this Agreement or for consummation of the transactions contemplated herein.

(xi)

Each Existing Portfolio SPE has filed all Tax Returns that it was required to file.  All Taxes that have become due and payable by the Existing Portfolio SPEs have been paid.  The Existing Portfolio SPEs have withheld and paid any Taxes due in connection with amounts paid or owing to any employee, independent contractor, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.  There is no pending dispute with any governmental authority over the liability of the Existing Portfolio SPEs for Taxes.  Each Existing Portfolio SPE is disregarded as an entity separate from its owner for U.S. federal income tax purposes.

(xii)

There are no attachments, executions, assignments for the benefit of creditors, or proceedings in bankruptcy or under any other debtor relief laws pending, or threatened or contemplated against the Existing Portfolio Projects or the Existing Portfolio SPEs.  On the Closing Date, with the exception of the Existing Loans, none of the Existing Portfolio Projects will be encumbered by any indebtedness and none of the Existing Portfolio SPEs will have any indebtedness for monies borrowed by such Existing Portfolio SPEs or any other liabilities or obligations of any nature which will become the responsibility of the Board, the Company or any Project Entity, whether absolute, accrued, contingent or otherwise, or whether now due or which will become due after the Closing, other than (A)

liabilities and obligations which Inland or the Existing Portfolio SPEs are not otherwise obligated to remove pursuant to the terms of this Agreement, (B) liabilities and obligations otherwise approved in writing by the Board, (C) liabilities or obligations arising under the Service Contracts or (D) obligations or liabilities arising in the ordinary course of business of owning, leasing and operating the Existing Portfolio Projects.

(xiii)

The Existing Portfolio SPEs have not engaged in any business or activities other than the business of owning, leasing and operating the applicable Existing Portfolio Projects owned by such Existing Portfolio SPEs and activities necessarily ancillary to such ownership, leasing and operation of such Existing Portfolio Projects.  The Existing Portfolio SPEs do not own directly or indirectly any capital stock or interest in any partnership, corporation or other entity or business enterprise other than the applicable Existing Portfolio Projects and have no assets other than their ownership interest in the applicable Existing Portfolio Projects and assets related thereto.

(xiv)

There are no employees of the Existing Portfolio SPEs.

(xv)

Except for the condemnation at John’s Creek in Duluth, Georgia, described by those certain plans for the Condemnation entitled “Easement and Right of Way Exhibit for Inland Western Duluth John’s Creek SPE, L.L.C.” dated August 31, 2006, last revised February 27, 2007, and stamped March 6, 2007, which plans were prepared by James J. Lockhart of Hannon Meeks and Bagwell, neither Inland nor any of the Existing Portfolio SPEs has received written notice of any condemnation proceeding affecting any one or more of the Existing Portfolio Projects.

(xvi)

Except as set forth in the Evaluation Materials or any reports obtained by the Board: (A) the Land has not at any time been used for the generation, transportation, management, handling, treatment, storage, manufacture, emission Disposal, Release or deposit of any Hazardous Substances or fill or other material containing Hazardous Substances in violation of levels allowed under applicable Environmental Laws; (B) there are no Releases of Hazardous Substances from any underground storage tanks on the Land; and (C) neither Inland nor any of the Existing Portfolio SPEs has received written notification from any third party, including but not limited to any governmental agency, alleging that the Land is not in material compliance with applicable Environmental Laws.

As used herein, the term “Environmental Laws” shall mean all applicable federal, state or local laws, rules, regulations, governmental permits or other binding determinations of any governmental authority relating to or addressing the environment, including, without limitation, the Occupational Safety and Health Administration, the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), and the Resource Conservation and Recovery Act, as amended (“RCRA”), the Toxic Substances Control Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, and the Oil Pollution Control Act of 1990, as amended.  As used herein, the terms “Hazardous Substance” and “Release” (as it relates to the release of hazardous substances as opposed to the release of claims) have the meanings specified in CERCLA and the terms “Solid Waste” and “Disposal” (or “Disposed”) have the meanings specified in RCRA.  If either CERCLA or RCRA is amended to broaden the meaning of any term defined thereby, the broader meaning shall apply to this Section 6.04 after the effective date of the amendment.  Moreover, to the extent that applicable State law establishes a meaning for “Hazardous Substance,” “Release,” “Solid Waste,” or “Disposal” that is broader than that specified in either CERCLA or RCRA, the broader meaning shall apply.

(xvii)

Except as set forth on Schedule 7(a)(xvii), Inland has not received written notification of any: (i) court or administrative judgment or order which affects any one or more of the Existing Portfolio Projects or the current operation thereof; or (ii) legal, administrative or other suit, action, proceeding or arbitration which affects any one or more of the Existing Portfolio Projects or the current operation thereof.

(xviii)

Inland has not received written notification from any governmental agency or any tenant under the Leases alleging that any Existing Portfolio Project is not in compliance with applicable laws.

(xix)

Except as set forth on Schedule 7(a)(xix) or any tenant estoppel certificate delivered to the Board, neither Inland nor any of Existing Portfolio SPEs has received any written notice from any of the tenants under the Leases protesting or requesting an audit of any ancillary charges (including, without limitation, CAM, taxes or insurance charges) assessed under the Leases.  Except as set forth on Schedule 7(a)(xix) or in any tenant estoppels delivered to the Board, neither Inland nor any of Existing Portfolio SPEs has received any written notice of pending or threatened disputes by any tenants with respect to any such ancillary charges which will impact the Company following the Closing Date.

(xx)

Except as set forth on Schedule 7(a)(vii) attached hereto or any tenant estoppel certificate delivered to the Board, all tenant improvement allowance amounts owed to tenants under the Leases have been paid or expended.

(xxi)

Except as set forth on Schedule 7(a)(vii) attached hereto, all brokerage fees and commissions that were due and payable prior to the Closing Date have been paid with respect to all Leases.

(xxii)

Each of the Existing Portfolio SPEs has maintained uninterrupted liability insurance throughout its existence with policies that are substantially similar to those policies currently maintained by the Existing Portfolio SPEs and delivered to the Board.

(xxiii)

Each Existing Portfolio SPE has paid its own liabilities and expenses.

(xxiv)

Except for those matters disclosed on Exhibit G attached hereto, there are no encumbrances, liens, restrictions or other matters affecting the title to any of the Land or Existing Portfolio Projects.

(xxv)

Inland has delivered to the Board all executed tenant estoppel certificates executed on or after February 19, 2007, in Inland’s possession for tenants in the Existing Portfolio Projects.

(b)

Inland Knowledge

.  Notwithstanding anything herein to the contrary, the representations and warranties made in this Section 7 are made to Inland’s knowledge, which knowledge shall be defined to mean facts within the actual and present knowledge of Steven P. Grimes, Michael J. O’Hanlon, Niall J. Byrne, and Shane C. Garrison.  In no event shall Inland’s knowledge of the inaccuracy or breach of any representation or warranty contained herein be imputed to the Company or the Project Entities by virtue of Inland being a member in the Company or otherwise.

Section 8.

Representations and Warranties of the Board

.  In order to induce Inland to enter into this Agreement, the Board represents and warrants, to Inland the following:

(a)

This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by the Board are and on the Closing Date will be duly authorized, executed and delivered by and, subject to equitable principles generally and covenants of good faith and fair dealing and to the federal Laws relating to the bankruptcy, are binding upon the Board in accordance with their terms.

(b)

The Board has the capacity and authority to enter into this Agreement and consummate the transactions herein provided and nothing prohibits or restricts the right or ability of the Board to close the transactions contemplated hereunder and carry out the terms hereof.

(c)

By its execution of this Agreement, the Board hereby represents and warrants to Inland (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) that the Board has not been notified that it (i) has been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list, and (ii) is currently in compliance with the Regulations, or other governmental action relating thereto.  The Board will at all times during the term of this Agreement remain in compliance with the Regulations.

Section 9.

Certain Undertakings.

(a)

Inland Undertakings

.  Inland shall be responsible for and shall defend and reimburse the Board and the Company on account of any obligation, liability, claim (including, but not limited to, any claim for damage to property or injury to or death of any persons), lien, encumbrance, loss, damage, cost or expense, including, without limitation, attorneys’ fees (“Claim”) that (i) arises from any breach of any of the representations and warranties of Inland set forth herein, or (ii) otherwise results from any breach or default by Inland under this Agreement, or (iii) arises on account of or with respect to any Excluded Liability.  The foregoing obligation of Inland shall be limited to the amount of $10,000,000.00 (“Inland’s Maximum Liability”).

(b)

Undertakings by the Board

.  The Board shall be responsible for and shall defend and reimburse Inland with respect to any Claim that (i) arises from any breach of any of the representations and warranties of the Board set forth herein, or (ii) otherwise results from any breach or default by the Board under this Agreement.  The foregoing obligation of the Board shall be limited to the amount of $5,000,000.00 (“The Board’s Maximum Liability”) and subject to the limitations of Florida Statute 215.44(9).

(c)

General Undertakings Provisions

.  Each undertaking provided for under this Section 9 shall be subject to the following provisions:

(i)

The undertaking shall cover the costs and expenses of the Enforcing Party, including reasonable attorneys’ fees and court costs, related to any actions, suits or judgments incident to any of the matters covered by such undertaking.

(ii)

The Enforcing Party shall notify the Responsible Party (the “Responsible Party”) of any Claim against the Enforcing Party covered by the Responsible Party’s undertaking within 45 days after it has notice of such Claim, but failure to notify the Responsible Party shall in no case prejudice the rights of the Enforcing Party under this Agreement unless the Responsible Party shall be prejudiced by such failure and then only to the extent the Responsible Party shall be prejudiced by such failure.  Should the Responsible Party fail to discharge or undertake to defend the Enforcing Party against such liability upon learning of the same, then the Enforcing Party may settle such liability, and the liability of the Responsible Party hereunder shall be conclusively established by such settlement, which amount of such liability shall include both the settlement consideration and the reasonable costs and expenses, including attorneys’ fees, incurred by the Enforcing Party in effecting such settlement.

(iii)

The foregoing undertakings shall also run in favor of any officer, director, employee, advisor, partner or shareholder of the Enforcing Party or any person or entity having a direct or indirect ownership interest in the Enforcing Party.

Section 10.

Miscellaneous.

(a)

Notices

.  Any notice that a party is required or may desire to give the other party shall be in writing, and shall be deemed to have been properly given or served when transmitted by facsimile transmission or internet e-mail (with a conforming copy to be delivered by other means) or when delivered to any nationally recognized overnight courier or deposited with the United States Postal Service or any official successor thereto, designated as registered or certified mail, return receipt requested, bearing adequate postage and addressed as hereinafter provided, or by personal delivery (which may include delivery by commercial courier service) if receipt is procured.  Initially, notices shall be sent to the following address (subject to the right of a party to designate a different address for itself by notice similarly given):

To Inland and/or

Inland Western Retail Real Estate Trust, Inc.

the Company:

2901 Butterfield Road

Oak Brook,  IL  60523

Attention:  Steven P. Grimes

Fax No.: (630) 368-2308

E-mail:  grimes@inlandgroup.com

With a copy to:

Inland Western Retail Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook,  IL  60523

Attention:  Gary Pechter, General Counsel

Fax No.:  (630) 218-4900

E-mail:  gpechter@inlandgroup.com

To the Board
and/or the Company:

State Board of Administration of Florida

1801 Hermitage Boulevard, Suite 100

Tallahassee, Florida  32308

Attention:  Douglas W. Bennett

Fax No.:  (850) 413-1147

E-mail:  doug.bennett@sbafla.com

With a copy to:

Morgan Stanley Real Estate Advisors, Inc.

3424 Peachtree Road, NE

Suite 800

Atlanta, Georgia  30326-1118

Attention:  Dexter Warrior

Fax No.:  (404) 846-1414

E-mail:  dexter.warrior@morganstanley.com

And to:

Sutherland Asbill & Brennan LLP

999 Peachtree Street, NE

Atlanta, Georgia  30309-3996

Attention:  H. Edward Hales, Jr.

Fax No.: (404) 853-8806

E-mail:  ed.hales@sablaw.com

(b)

Brokers

.  Inland and the Board each represent and warrant to the other that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement.  In the event of a claim for broker’s or finder’s fee or commissions in connection herewith, then Inland shall be responsible for and defend and reimburse the Board and the Company on account of the same if it shall be based upon any statement or agreement alleged to have been made by Inland, and the Board shall be responsible for and defend and reimburse Inland and the Company on account of the same if it shall be based upon any statement or agreement alleged to have been made by the Board.

(c)

Survival

.  All warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive after the Closing Date and the transfer and conveyance of the Business Property hereunder and any and all performances hereunder for a period of one (1) year.  All warranties and representations shall be effective regardless of any investigation made or which could have been made.

(d)

Further Instruments

.  Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

(e)

Entire Agreement; Amendments; Captions

.  This Agreement and the instruments referenced herein contain the entire agreement between the parties respecting the matters herein set forth and supersede all prior agreements between the parties hereto respecting such matters.  This Agreement may be amended by written agreement of amendment executed by both parties hereto, but not otherwise.  Section headings shall not be used in construing this Agreement.

(f)

Time of the Essence; Non-Business Days

.  Subject to the next full sentence, time is of the essence of this Agreement.  Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date shall be extended until the immediately following business day.  As used herein, “business day” means any day other than Saturday, Sunday or a federal holiday.

(g)

Terminology.

(i)

Whenever the words “including”, “include” or “includes” are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words “, without limitation,” immediately followed the same.

(ii)

Except as otherwise indicated, all Section and Exhibit references in this Agreement shall be deemed to refer to the Sections and Exhibits in or to this Agreement.

(h)

Attorneys’ Fees

.  If either party commences an action against the other to interpret or enforce any of the terms of this Agreement or because of the breach by the other party of any of the terms hereof, the losing party shall pay to the prevailing party reasonable attorneys’ fees, costs and expenses and court costs and other costs of action incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment.  For the purpose of this Agreement, the terms “attorneys’ fees” or “attorneys’ fees and costs” shall mean  the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney.  The terms “attorneys’ fees” or “attorneys’ fees and costs” shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.  The term “attorney” shall have the same meaning as the term “counsel.”

(i)

Governing Law

.  This Agreement, and the application of interpretation hereof, shall be governed by its terms and by the laws of the State of Delaware, but shall be subject to the provisions of Chapter 119 of the Florida Statutes, Florida Statute 215.44(a) and (b), and Florida Statute 215.44(9).  In the event of any conflict between the laws of the State of Delaware and the foregoing Florida statues, the Florida statutes shall be given effect.  Any dispute between the parties hereto shall be adjudicated in the Federal District Court having jurisdiction over Wilmington, Delaware, applying Delaware law; provided that the procedure rules of such District Court will apply.

(j)

Successors and Assigns

.  This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

(k)

Counterparts

.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.  Any signature page of this Agreement may be detached from any counterpart of this Agreement and re-attached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

(l)

Incorporation of Attachments

.  All Recitals to this Agreement and all exhibits, schedules and other attachments attached to this Agreement and referenced herein are by this reference incorporated herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

“INLAND”

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation

By:

Its:

“THE COMPANY”

MS INLAND FUND, LLC, a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc.

its Manager

By:

Its:

“THE BOARD”

THE FLORIDA RETIREMENT SYSTEM TRUST FUND BY AND THROUGH ITS NOMINEE THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA

By:

Morgan Stanley Real Estate Advisor, Inc., its Investor Advisor, as authorized agent

By:

Name:

Title:

EXHIBIT A

EXISTING PORTFOLIO SPES

Entity	Existing Portfolio Project
Inland Western San Antonio Huebner Oaks Limited Partnership, an Illinois limited partnership	Huebner Oaks
Inland Western Oswego Douglass, L.L.C., a Delaware limited liability company	Oswego Commons
Inland Western Dallas Lincoln Park Limited Partnership, an Illinois limited partnership	Lincoln Park
Inland Western Duluth John’s Creek SPE, L.L.C., a Delaware limited liability company	John’s Creek Village
Inland Western Bay Shore Gardiner, L.L.C., a Delaware limited liability company	Gardiner Manor Mall
Inland Western Royal Palm Beach Commons, L.L.C., a Delaware limited liability company	Commons at Royal Palm
Inland Western Southlake Corners Limited Partnership, an Illinois limited partnership	Southlake Corners

A-1

EXHIBIT B

EXISTING LOANS

Existing Project Entity	Existing Loan
Inland Western San Antonio Huebner Oaks Limited Partnership, an Illinois limited partnership

Deed of Trust to S.P. Franzenburg, Trustee, recorded on June 24, 2004, in Volume 10819, Page 775, in the original principal amount of $31,723,000.00 and $16,277,000.00, payable to Principal Life Insurance Company.

Inland Western Oswego Douglass, L.L.C., a Delaware limited liability company

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, recorded on December 23, 2004 as Instrument No. 200400035752, in the original principal amount of $19,262,100.00, payable to Nomura Credit & Capital, Inc.

Inland Western Dallas Lincoln Park Limited Partnership, an Illinois limited company

Deed of Trust, Security Agreement and Fixture Filing to Karl V. Hunter, Trustee, dated as of October 8, 2004, recorded in Book 2004239 Page 3140, in the original principal amount of $26,153,000.00, payable to LaSalle Bank National Association.

Inland Western Duluth John’s Creek SPE, L.L.C., a Delaware limited liability company

Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, recorded July 20, 2004 in Book 38051, Page 594, in the original principal sum of $23,300,000.00, payable to John Hancock Life Insurance Company.

Inland Western Bay Shore Gardiner, L.L.C., a Delaware limited liability company

Severed, Amended and Restated Mortgage and Security Agreement, recorded on _________, 2007, in Book _____, Page ______, in the original principal sum of $36,300,000.00, payable to Mortgage electronic Registration Systems, Inc., as nominee of Bear Stearns Commercial Mortgage, Inc.

B-1

Existing Project Entity (cont’d)	Existing Loan (cont’d)
Inland Western Royal Palm Beach Commons, L.L.C., a Delaware limited liability company

Renewal, Amended, Consolidated and Restated Mortgage, Assignment of Leases and Rents, and Security Agreement dated October 2, 2002, recorded in Book 14231, Page 490, in the original principal sum of $14,143,911.56 payable to Wells Fargo Bank, N.A. (successor by consolidation to Wells Fargo Bank Minnesota, N.A.) as Trustee and REMIC Administrator, under that certain Pooling and Servicing Agreement dated as of November 1, 2003 for certificate holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-2.

Inland Western Southlake Corners Limited Partnership, an Illinois limited partnership

Deed of Trust, Security Agreement and Assignment of Leases and Rents to Brenda Tyler, Trustee, recorded on December 29, 2006 as Instrument No. D207003797, in the original principal amount of $20,625,000.00, payable to Principal Commercial Funding, LLC.

B-2

EXHIBIT C

RENT ROLLS

C-1

EXHIBIT D

SERVICE CONTRACTS

Existing Portfolio Project	Service Contracts
Huebner Oaks

1.

Service Agreement for power vacuum sweeping (Unit 1), dated January 31, 2007, by and between Inland Southwest Management, LLC and Alamo Lot Maintenance, LTD, L.L.P.

2.

Service Agreement for power vacuum sweeping (Unit 2), dated January 31, 2007, by and between Inland Southwest Management, LLC and Alamo Lot Maintenance, LTD, L.L.P.

3.

Service Agreement for waste removal, dated April 18, 2006, by and between Inland Southwest Management, LLC and Allied Waste Services

4.

Service Agreement for storage unit rental, dated July 26, 2006, by and between Inland Southwest Management, LLC and Falcon Storage

5.

Contract for On-Site Security Services, dated May 1, 2006, by and between Inland Southwest Management, LLC and Lender Protective Services, Inc.

6.

Service Agreement for lot maintenance, dated February 1, 2007, by and between Inland Southwest Management, LLC and Longhorn Lot Maintenance

7.

Service Agreement for maintenance of the waterfall fountain, dated July 20, 2006, by and between Inland Southwest Management, LLC and Longhorn Lot Maintenance

8.

Service Agreement for landscaping, dated March 1, 2007, by and between Inland Southwest Management, LLC and MLC Landscaping Co., Inc.

9.

Service Agreement for Musak subscription, dated October 15, 2006, by and between Huebner Oaks Center c/o Inland Southwest Management, LLC and Texas Wired Music, Inc.

10.

Service Agreement for fire and security services, dated January 8, 2007, by and between Inland Southwest Management Corp. and SimplexGrinnell LP

11.

Service Agreement for fire and security services, dated September 1, 2006, by and between Inland Southwest Management Corp. and SimplexGrinnell LP

12.

Contract for On-Site Security Services, dated May 1, 2006, by and between Inland Southwest Management, LLC and Lender Protective Services, Inc.

Oswego Commons

1.

Service Agreement for landscaping, dated July 26, 2006, by and between Inland US Management, LLC and Big Timber Landscaping Co.

2.

Service Agreement for snow removal, dated October 17, 2006, by and between Inland US Management, LLC and Tovar Snow Professionals

3.

Service Agreement for waste removal, dated March 16, 2006, by and between Inland US Management, LLC and Waste Management of Illinois

4.

Service Agreement for lot maintenance, dated August 1, 2005 by and between Inland US Management LLC and Active Maintenance.

5.

Alarm Services Agreement for alarm monitoring, dated March 1, 2004, by and between Oswego Commons, c/o CB Richard Ellis and LV Tech Inc.

Lincoln Park

1.

Service Agreement for alarm monitoring, dated July 1, 2006, by and between Inland Southwest Management, LLC and DSS Fire, Inc.

2.

Service Agreement for landscaping, dated July 1, 2005, between Inland Southwest Management, LLC and Precision Landscape Management, Inc.

3.

Service Agreement for lot maintenance, dated September 27, 2006, by and between Inland Southwest Management, LLC and Advanced Commercial Solutions

4.

Service Agreement for power washing, dated August 3, 2006, by and between Inland Southwest Management, LLC and Advanced Commercial Solutions

5.

Contract for On-Site Security Services, dated February 1, 2006, by and between Inland Southwest Management, LLC and Thomas Protective Service, Inc.

6.

Service Agreement for power sweeping and maintenance, dated November 10, 2006, by and between Inland Southwest Management, LLC and Circle E Enterprises

7.

Service Agreement for waste removal, dated February 2006, by and between Inland Southwest Management, LLC and Waste Management of Texas, Inc.

8.

Service Agreement for water meter reading, dated January 1, 2006, by and between Inland Southwest Management and Hocutt, Inc.

9.

Contract for On-Site Security Services, dated February 1, 2006, by and between Inland Southwest Management, LLC and Thomas Protective Services, Inc.

10.

Service Agreement for lot maintenance, dated February 26, 2007, by and between Inland Western Dallas Lincoln Park LP and Maintenance of America, Inc.

11.

Service Agreement for porter service, dated February 26, 2007, by and between Inland Western Dallas Lincoln Park LP and Maintenance of America, Inc.

John’s Creek Village

1.

Pest Control Services Contract, commencing January 1, 2006, by and between Inland US Management LLC and Northwest Exterminating

2.

Service Agreement for pest extermination, dated May 1, 2006, by and between Inland US Management, LLC and Northwest Exterminating

3.

Service Agreement for Muzak subscription, dated September 20, 2004, by and between Inland Northwest Management and Muzak LLC

4.

Service Agreement for hallway maintenance, dated January 20, 2006, by and between Inland US Management, LLC and L.E.F. Inc

5.

Service Agreement for landscaping, dated May 15, 2006, by and between Inland US Management, LLC and TruGreen Landcare LLC

6.

Service Agreement for lot maintenance, dated March 21, 2007, by and between Inland US Management, LLC and Cleaning Sweeping Services

7.

Service Agreement for non-hazardous waste removal, dated November 21, 2003, by and between Hendon Properties on behalf of John’s Creek Village and United, a division of Republic Services of GA, LP

8.

Service Agreement for landscaping, dated May 15, 2006, by and between Inland US Management, LLC and TruGreen Landcare LLC

Gardiner Manor Mall

1.

Contract for On-Site Security Services, dated July 25, 2006, by and between Inland US Management LLC and A-Aron Security Services, Inc. d/b/a Arrow Security d/b/a Knights Protections Inc.

2.

Service Agreement for landscaping, dated April 6, 2006, by and between Inland US Management LLC and The Brickman Group Ltd.

3.

Service Agreement for pest control services, dated July 29, 2006, by and between Inland US Management and Orkin Pest Control/Orkin Commercial Services

4.

Service Agreement for lot maintenance, dated October 12, 2005, by and between Inland US Management LLC and TEAM Construction Co. Inc

5.

Service Agreement for landscaping, dated October 6, 2006, by and between Inland US Management LLC and Terri Associates Landscape Corp.

6.

Contract for On-Site Security Services, dated July 25, 2006, by and between Inland US Management, LLC and A-Aron Security Services, Inc. d/b/a Knights Protection Inc.

Commons at Royal Palm

1.

Service Agreement for alarm monitoring, dated August 28, 2006, by and between Inland US Management, LLC and Advance AlarmService Inc.

2.

Service Agreement for lot maintenance, commencing October 1, 2006, by and between Inland US Management, LLC and Committed to Detail, Inc.

3.

Service Agreement for pressure washing, dated January 8, 2007, by and between Inland US Management, LLC and Committed to Detail, Inc.

4.

Service Agreement for landscaping, dated April 3, 2006, by and between Inland US Management, LLC and Palm Beach Maintenance, Inc.

Southlake Corners

1.

Service Agreement for lot maintenance and sweeping, dated February 9, 2007, by and between Inland Southwest Management LLC and Champion Sweeping Company

2.

Service Agreement for alarm monitoring, dated February 12, 2007, by and between Inland Southwest Management LLC and DSS Fire, Inc.

3.

Service Agreement for landscaping, dated February 12, 2007, by and between Inland Southwest Management LLC and Precision Landscape Management

4.

Service Agreement for pest control, dated July 20, 2006, by and between Inland Southwest Management LLC and Myers Pest & Termite Services, Inc.

5.

Service Agreement for alarm monitoring, dated February 12, 2007, by and between Inland Southwest Management LLC and DSS Fire, Inc.

6.

Service Agreement for waste management, dated March 27, 2007, by and between Southlake Corners and Allied Waste Services

EXHIBIT E

Intentionally deleted.

E-1

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF OWNERSHIP INTERESTS

THIS ASSIGNMENT AND ASSUMPTION OF OWNERSHIP INTERESTS (“Assignment”), is made and entered into as of ___________, 200_, by and between INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.,, a Maryland corporation (“Transferor”), and MS INLAND FUND, LLC, a Delaware limited liability company [Inset other subsidiaries if any ownership interests will be held indirectly] (each, a “Transferee”).

Transferor, The Florida Retirement System Trust Fund, as defined in Florida Statutes Section 121.021(36), acting by and through The State Board of Administration of the State of Florida, and MS Inland Fund, LLC, a Delaware limited liability company, are parties to that certain Contribution Agreement dated as of _______, 200_ (the “Contribution Agreement”).  All initially capitalized terms used but not defined herein shall have the meanings given to such terms in the Contribution Agreement.

For a valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor hereby sells, grants, conveys, transfers and assigns to Transferee without representation or warranty except as expressly set forth herein or in the Contribution Agreement, all of such of Transferor’s rights, title and interest in and to 100% of the equity interests in the Existing Portfolio SPEs more particularly described on Schedule 1 attached hereto and hereby made a part hereof and all of such Transferor’s right, title and interest in, to and under the limited liability company agreement (each, an “Operating Agreement”),  of each of such Existing Portfolio SPE including, without limitation, all interests of such Transferor in and to distributions, profits and losses and all approval, voting, consent and other rights of such Transferor of any character whatsoever arising under or in connection with the applicable Operating Agreement (as applicable, the “Ownership Interests”).  Transferee hereby assumes the Ownership Interests and all obligations of Transferor under the Operating Agreements.  Transferor hereby withdraws from the applicable Existing Portfolio SPE effective as of the date hereof.

Transferor hereby covenants that it will, at any time and from time to time upon written request therefor, at the Transferee’s sole expense and without the assumption of any additional liability thereby, execute and deliver to Transferee, its successors and assigns, any new or confirmatory instruments and take such further acts as Transferee may reasonably request to fully evidence the assignment contained herein and to enable Transferee, its successors and assigns to fully realize and enjoy the rights and interests assigned hereby.

The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Transferor and the Transferee, respectively.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date and year first above written.

ASSIGNORS:

[INSERT SIGNATURE BLOCKS]

ASSIGNEES:

[INSERT SIGNATURE BLOCKS]

SCHEDULE 1

EXHIBIT G

TITLE MATTERS

Huebner Oaks

•

Terms, conditions and provisions contained in Volume 6832, Page 1116 and Volume 6849, Page 1193 amended by Volume 7104, Page 32, Real Property Records of Bexar, Texas.

•

Reciprocal Easement Agreement recorded at Volume 7032, Page 1332, in Real Property Records of Bexar County, Texas.

•

Declaration of Easement recorded at Volume 7273, Page 466, in Real Property Records of Bexar County, Texas.

•

Matters shown on plat recorded at Volume 9536, Page(s) 79-80, in Real Property Records of Bexar County, Texas.

•

Memorandum of Lease between San Antonio Huebner Oaks, Ltd., and Ross Stores, Inc. recorded at Volume 6820, Page 1669, and Volume 6979, Page 1137, in Real Property Records of Bexar County, Texas.

•

First Amendment to Memorandum of Lease recorded at Volume 6908, Page 432, in Real Property Records of Bexar County, Texas.

•

Subordination, Non-Disturbance and Attornment recorded at Volume 7273, Page 570, in Real Property Records of Bexar County, Texas.

•

Subordination, Non-Disturbance and Attornment Agreement recorded at Volume 7273, Page 558, in Real Property Records of Bexar County, Texas.

•

Memorandum of Lease between San Antonio Huebner Oaks, Ltd., and San Antonio Bed Bath & Beyond Inc., recorded at Volume 6684, Page 1110, in Real Property Records of Bexar County, Texas.

•

Subordination, Non-Disturbance and Attornment Agreement recorded at Volume 7273, Page 580, in Real Property Records of Bexar County, Texas.

•

Memorandum of Lease between San Antonio Huebner Oaks Limited, and Borders, Inc. recorded at Volume 6689, Page 1854, in Real Property Records of Bexar County, Texas.

•

Subordination, Non-Disturbance and Attornment Agreement recorded at Volume 7273, Page 605, in Real Property Records of Bexar County, Texas.

•

Memorandum of Lease between San Antonio Huebner Oaks Limited, and Pier 1 Imports (U.S.), Inc. recorded at Volume 7093, Page 1902, in Real Property Records of Bexar County, Texas.

•

Subordination, Non-Disturbance and Attornment Agreement recorded at Volume 7273, Page 595, in Real Property Records of Bexar County, Texas.

•

Memorandum of Lease between San Antonio Huebner Oaks Limited, and The Gap (Texas) L.P. recorded at Volume 7390, Page 751, in Real Property Records of Bexar County, Texas.

•

Memorandum of Lease between San Antonio Huebner Oaks Limited, and Banana Republic (East) L.P. recorded at Volume 7408, Page 964, in Real Property Records of Bexar County, Texas.

•

Subordination, Non-Disturbance and Attornment Agreement recorded at Volume 7413, Page 1180, in Real Property Records of Bexar County, Texas.

•

Amendment to SNDA recorded at Volume 9526, Page 500, in Official Public Records of Real Property of Bexar County, Texas.

•

Memorandum of Lease between San Antonio Huebner Oaks Limited, and Renaissant Development Corporation recorded at Volume 7025, Page 191, in Real Property Records of Bexar County, Texas.

•

Subordination, Non-Disturbance and Attornment Agreement recorded at Volume 9391, Page 2131, in Real Property Records of Bexar County, Texas.

•

Amendment to SNDA recorded at Volume 9526, Page 500, in Official Public Records of Real Property of Bexar County, Texas.

•

Subordination, Non-Disturbance and Attornment Agreement recorded at Volume 7433, Page 1547, in Real Property Records of Bexar County, Texas.

•

Subordination, Non-Disturbance and Attornment Agreement recorded at Volume 7433, Page 1562, in Real Property Records of Bexar County, Texas.

•

Assignment of Leases between San Antonio Huebner Oaks, SSH, Ltd., and MNC Restaurant Properties, LP, recorded at Volume 7273, Page 484 in Real Property Records of Bexar County, Texas.

•

Assignment and Assumption of Ground Lease recorded at Volume 10819, Page 947, in Official Public Records of Real Property of Bexar County, Texas.

•

Matters shown on plat recorded at Volume 9540, Page 142, in Deed and Plat Records of Bexar County, Texas.

•

Application and Agreement for Service recorded at Volume 7836, Page 674, Page 689, and Page 692, in Official Public Records of Real Property of Bexar County, Texas.

•

Matters Shown on plat recorded at Volume 9534, page(s) 204-205, in Deed and Plat Records of Bexar County, Texas.

•

Application for Service recorded at Volume 7497, Page 1435, in Official Public Records of Real Property of Bexar County, Texas.

•

Landlord’s Agreement and Waiver, recorded at Volume 10615, page 591, in Official Public Records of Real Property of Bexar County, Texas.

Oswego Commons

•

Mortgage dated November 23, 2004 and recorded December 23, 2004 as Document 200400035752 made by Inland Western Oswego Douglass, L.L.C., a Delaware limited liability company to Nomura Credit & Capital, Inc. to secure a note for $19,262,100.00.  Assignment to Wells Fargo Bank NA as trustee for the registered holders recorded June 21, 2005 as Document 2005017448.

•

Security Interest of Nomura Credit & Capital, Inc., secured party, in certain described chattels on the land, as disclosed by Financing Statement naming Inland Western Oswego Douglass, L.L.C. as debtor and recorded December 23, 2004 as Document no. 200400035754.

•

Assignment of Leases and Rents recorded December 23, 2004 as Document 200400035753 made by Inland Western Oswego Douglass, L.L.C., a Delaware limited liability company to Nomura Credit & Capital, Inc.

•

Assignment of Rents recorded June 21, 2005 as Document no. 2005017449 made by Nomura Credit & Capital Inc. to JP Mortgage Chase Commercial Mortgage Securities Corp.

•

Report on the Regulation of Construction Within the Flood Plain of Waubansee Creek and its Tributaries recorded October 4, 1976 as Document 76-4993 defining the flood plain and establishing the permit procedure for regulation of construction.

•

Per Plat of Oswego Commons subdivision recorded April 20, 2001 as Document 200100006694, the following:

o

Building lines as follows:  20 feet along the easterly line (along Douglas Road) of Lots 4, 5, and 20; the westerly 30 feet of Lot 20 (along common border with Fox Bend Golf Club only).

o

Lot 20 reserved for storm water easement purposes.

o

30 foot sanitary easement along the easterly line of Lot 20.

o

10’ x 20’ sign easement on the easterly line of Lot 5 (see plat for exact location); 10’ x 20’ sign easement affecting the 10’ x 45’ sign easement at the most southeasterly corner of Lot 20.

o

10 foot drainage easement granted to Village of Oswego, its successor and/or assigns, affecting a portion of Lots 4, 5 and 20 (see plat for exact location).  Oswego commons municipal utility maintenance agreement as set forth on plat recorded April 20, 2001 as Document 200100006694, and the terms and conditions contained therein.

•

Public utility easements granted to Com Ed, the authorized cable TV company, Nicor and Ameritech, their successors and/or assigns, affecting a 10 foot wide area in the southeasterly portion of Lot 4 (see plat for exact location); various areas 10 feet in width on Lot 10 along the northerly and easterly portions thereof (see plat for exact location);

•

Municipal utility easements granted to the village of Oswego, its successors and/or assigns, as set forth on plat aforesaid, of various widths and locations affecting approximately the following:  the northerly portion of Lots 4, 10, and 20; running through the middle of Lot 4 and an easterly portion of Lot 4; through Lot 5, and an easterly portion of Lot 20 (see plat for exact locations and dimensions).

Note:  no permanent structures obstructions or hard surfaces to be placed in said easement areas.

•

Note:  on the plat of Oswego commons recorded April 20, 2001 as Document 200100006694, that no direct access to highway 34 is allowed from Lots 6 through 9 and 13 through 18.

•

Operation and Easement Agreement between Target Corporation, Home Depot U.S.A., Inc., Dominick’s Finer Foods, Inc. and Ryan Companies US, Inc.  Regarding Oswego Commons dated March 27, 2001 and recorded April 20, 2001 as Document 200100006700, and the terms and conditions contained therein.  First Amendment thereto recorded September 28, 2001 as Document 200100018167.  Second Amendment recorded October 3, 2002 as Document 20020023045.  Third Amendment recorded December 3, 2002 as Document 20020030171.  Fourth Amendment recorded February 11, 2004 as Document 200400003501.  Fifth Amendment dated March 9, 2005 and recorded March 11, 2005 as Document 200500007029, aforesaid records.

•

Restrictive covenant pursuant to the provisions of River, Lakes and Streams Act, 615ILCS 5 (1994 State Bar Edition), made by Ryan Companies US Inc., a Minnesota corporation in connection with planned construction of the Oswego Commons Shopping Center as set forth in Document dated February 28, 2001 and recorded March 13, 2001 as Document 200100004072, in Kendall County, Illinois, affecting the southerly portion of the land (affects Lot 20).

•

Annexation Agreement recorded April 20, 2001 as Document 200100006635 made by and between the Village of Oswego, a municipal corporation and Francis D. Spooner, and the terms and conditions contained therein.

•

Annexation agreement recorded April 20, 2001 as Document 200100006634 made by and between the Village of Oswego, a municipal corporation and Douglas L.L.C., an Illinois limited liability company and Wolfe's Crossing L.L.C., an Illinois limited liability company and the terms and conditions contained therein.

•

Terms, provisions, and conditions relating to the easements described as parcels two, three and four contained in the instruments creating said easements; and

Rights of the adjoining owner or owners to the concurrent use of said easements.

•

Grant of easement to Ryan Companies US, Inc. From Douglas, L.L.C. an Illinois limited liability company, for storm water compensatory storage area and inspection and maintenance required by Village of Oswego ordinance no. 01-R-06 to Ryan Companies US, Inc. dated March 27, 2001 and recorded April 20, 2001 as Document 200100006644, and the terms and conditions contained therein.

•

Grant of easement to Ryan Companies US, Inc. From Douglas, L.L.C. an Illinois Limited liability company for storm sewer purposes to Ryan Companies US, Inc. Dated March 27, 2001 and recorded April 20, 2001 as Document 200100006645, and the terms and conditions contained therein.

•

Ordinance annexing property-Francis D. Spooner, recorded April 20, 2001 as Document 200100006637.

•

Ordinance annexing property-Greenside, recorded April 20, 2001 as Document 200100006636.

•

Ordinance rezoning certain property and granting a special use for a planned unit development-Greenside recorded April 20, 2001 as Document 200100006638.

•

Ordinance rezoning certain property and granting a special use for a planned unit development-southwest corner of Route 34 and New Douglas Road recorded April 20, 2001 as Document 200100006639.

•

Grant of easement for signage made by Ryan Companies US, Inc. to Douglas, L.L.C. dated March 27, 2001, recorded April 20, 2001, as Document 200100006643.

•

Plat of annexation-Greenside, recorded April 20, 2001 as Document 200100006636 (Flat File 8-14).

•

Plat of annexation-Francis D. Spooner, recorded April 20, 2001 as Document 200100006637 (Flat File 8-15).

•

Lighting agreement supplemental to Operation and Easement Agreement between Ryan Companies US, Inc. and Target Corporation, dated March 27, 2001 and recorded April 20, 2001 as Document 200100006701.

•

Supplement to Operation and Easement Agreement between Ryan Companies US, Inc. and Home Depot U.S.A., Inc., dated March 27, 2001 and recorded April 20, 2001 as Document 200100006702.

•

Exclusive, perpetual easement in favor of Fox Metro Water Reclamation District for the purpose of construction and maintenance of interceptor sewer pipeline dated January 24, 2001 and recorded/filed May 1, 2001 as Document no. 200100007319 affecting parts of Lots 4, 5 and 20, 30 feet in width along Douglas Road, and the terms and provisions contained therein.

•

Agreement by and between Ryan Companies US, Inc. et al. and the Village of Oswego regarding parking and traffic regulation over the common areas on Lots 1 through 5 inclusive and Lot 19, and the portions of the front drive located on Lots 10 and 12 recorded March 13, 2002 as Document 200200006526, and the terms and conditions contained therein.

•

Certificate of correction to the plat of Oswego Commons, recorded March 7, 2002 as Document 200200006006 made by Smith Engineering Consultants, Inc.

•

Lease made by Officemax Inc to Ryan Companies US Inc dated March 31, 2003, a memorandum of which was recorded September 28, 2004 as Document no. 2004026975.

•

Terms, conditions and provisions contained in an Exclusive Agreement recorded April 11, 2002 as Document 200200008848 made by and between Ryan Companies US, Inc. And Brinker Restaurant Corporation,  restricting the lease or sale of space to one and only one of the following on Lots 5,  10 and 12  in said Oswego Commons: Ruby Tuesday's, Bennigans,  TGI Friday's, Applebee's, O'Charley's, Cheddar's, Red Robin, or Houlihan's.

•

Declaration made by Ryan Companies US, Inc. Dated March 15, 2002 and recorded April 5, 2002 as Document 200200008379, restricting the use on Lots 2, 5, 10 and 12

•

Ordinance # 02-78 granting variance to the Final Planned Unit Development, made by Village of Oswego, recorded January 16, 2003 as Document 20030001649, and the terms and conditions contained therein.

•

Declaration of exclusive use recorded October 14, 2003 as Document 200300037121, made by and between Ryan Companies US, Inc. and West Suburban Bank, owner of Lot 15, that Lots 5 10 and 12 are restricted from being used as a retail banking facility; and the other terms and conditions contained therein.

•

Building set-back lines, easements, covenants conditions and restrictions as set forth on plat of resubdivision of Oswego Commons Lots 2 and 11, being a resubdivision of Lots 2 and 11 of Oswego commons, in Township 37 North, Range 8 East of the Third Principal Meridian, Kendall County, Illinois, according to the plat thereof recorded October 29, 2003 as Document 200300039003.

•

Restrictive covenant dated November 15, 2002 and recorded July 26, 2002 as Document 200200016955 restricting sale, use or occupancy as a quick service restaurant, on Lots 4 and 5

•

Ordinance no. 02-20 recorded June 5, 2002 as Document 200200012934, granting an amendment to the Final Planned Unit Development (P.U.D.) for Oswego Commons Shopping center, Lot 5 in the village of Oswego, Kendall County, Illinois.

•

Ordinance no. 01-91 recorded July 24, 2002 as Document 200200016824, granting approval of a Final Planned Unit Development in the Village of Oswego, Kendall County, Illinois Oswego Commons - outLots 10, 11 and 12.

•

Ordinance no. 03-71 recorded October 29, 2003 as Document 200300039004, granting approval of an amendment to the Final Planned Unit Development in the Village of Oswego, Kendall County, Illinois Lot 11.

•

Ordinance no. 01-111 recorded June 5, 2002 as Document 200200012936, granting a Final Planned Unit Development (P.U.D.) for Oswego Commons Outlot 16 in the Village of Oswego, Kendall County, Illinois.

•

Certificate of correction to plat of Oswego Commons recorded August 2, 2001 as Document 200100014013.

Lincoln Park

•

Terms, conditions and provisions contained in Volume 97025, Page 4489 and Volume 97216, Page 2569 Real Property Records, Dallas County, Texas.

•

Easements and or building lines as shown on recorded plat recorded at Volume 97182, Page 4718 in Map Records, Dallas County, Texas.

•

Easement granted by Raymond D. Nasher to Lone Star Gas Company recorded in Volume 90153, Page 1590 on August 6, 1990 in Real Property Records, Dallas County, Texas.

•

Easement granted by Raymond D. Nasher to Southwestern Bell Telephone Company recorded in Volume 90153, Page 1596 on August 6, 1990 in Real Property Records, Dallas County, Texas.

•

Easement granted by LPC Park Limited Partnership and LPC Park Land Limited Partnership to Texas Utilities Electric Company recorded in Volume 97145, Page 2318 on July 25, 1997 in Real Property Records, Dallas County, Texas.

•

Terms, conditions, easements, assessments and liens securing assessments for Lincolnshire Addition, as set out in covenants and restrictions recorded in Volume 97186, Page 4996; Volume 98121, Page 9718 and Volume 2001247, Page 7213 recorded in Real Property Records, Dallas County, Texas.

•

Agreement Regarding Easement and Restrictions executed by and between LPC Park Land Limited Partnership; LPC Park Limited Partnership and First National Bank of Park Cities, recorded at Volume 97186, Page 5044 on September 24, 1997 in Real Property Records, Dallas County, Texas.

•

Memorandum of Lease Agreement between Lincoln Property Company CSE, Inc., as Lessor, and The Container Store, Inc., as Lessee recorded at Volume 97060, Page 607 on March 27, 1997 in Real Property Records, Dallas County, Texas.

•

Subordination Non-Disturbance and Attornment Agreement recorded at Volume 2004196, Page 10293 on March 27, 1997 in Real Property Records, Dallas County, Texas.

•

Memorandum of Lease Agreement between LPC Park Limited Partnership, as Lessor, and Cheesecake Corporation of America, as Lessee recorded at Volume 98011, Page 6919 on January 16, 1998 in Real Property Records, Dallas County, Texas.

•

Subordination Non-Disturbance and Attornment Agreement recorded at Volume 2004196, Page 10293 on January 16 1998 in Real Property Records, Dallas County, Texas.

•

Lease Agreement by Lincoln Property Company DSE, Inc. as Landlord and Barnes & Noble Booksellers as Tenant.

•

Easement Agreement recorded at Volume 99003, Page 6895 on January 5, 1999 in Real Property Records, Dallas County, Texas.

•

Plat recorded at Volume 97182, Page 4718 in Map Records, Dallas County, Texas.

•

Wastewater Easement by Raymond D. Nasher to City of Dallas recorded at Volume 90153, page 1628 on August 5, 1990 in Deed Records, Dallas County, Texas.

•

Water and Wastewater Easement executed by and between Raymond D. Nasher, a single man and the City of Dallas recorded at Volume 90153, Page 1620 on August 5, 1990 in Deed Records, Dallas County, Texas.

•

Water and Wastewater Easement executed by and between Raymond D. Nasher, a single man and City of Dallas recorded at Volume 94037, Page 5274 on February 25, 1994 in Deed Records, Dallas County, Texas.

•

Plat recorded at Volume 99057, Page 70 in Map Records, Dallas County, Texas.

•

Easement granted by Lincoln Property Company No. 2396, Ltd. et al to TXO Electric Company recorded at Volume 2000022, Page 6218 on February 2, 2000, in Real Property Records, Dallas County, Texas.

•

Deed of Trust executed by Inland Western Dallas Lincoln Park Limited Partnership to Karl V. Hunter, Trustee payable to LaSalle Bank National Association recorded at Volume 2004195, Page 7262, on October 8, 2004, in Real Property Records, Dallas County, Texas and re-filed at Volume 2004239, Page 3140.

•

Assignment of Leases and Rents recorded at Volume 2004195, Page 7315 in Real Property Records, Dallas County, Texas.

•

Assignment of Note having been assigned to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of COMM 2004-LNB4 Commercial Mortgage Pass-Through Certificates recorded at Volume 2005051, Page 6187 in Real Property Records, Dallas County, Texas.

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Subordination Non-Disturbance and Attornment Agreements recorded at Volume 2004196, Page 10293; Volume 2004196, Page 10306 and Volume 2004196, Page 10323 in Real Property Records, Dallas County, Texas.

•

Financing Statement recorded at Volume 2004199, Page 40 in Real Property Records, Dallas County, Texas.

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UCC3 Assigning intent to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of COMM 2004-LNB4 Commercial Mortgage Pass-Through Certificates recorded at Volume 2005051, Page 6203, in Real Property Records, Dallas County, Texas.

•

Leasehold Deed of Trust executed by MESA S.W. Restaurants-Lincoln Park, L.P., to Eugene F. Weiner, Trustee payable to Compass Bank recorded at Volume 98241, Page 5664 on December 11, 1998, in Real Property Records, Dallas County, Texas.

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UCC-1 Financing Statement given by MESA S.W. Restaurants-Lincoln Park, L.P., granting unto Blue Mesa Grill recorded at Volume 99141, Page 592 on January 21, 1999, in Real Property Records, Dallas County, Texas.

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Continuation recorded at Volume 2003217, Page 5806, in Real Property Records, Dallas County, Texas.

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UCC-1 Financing Statement given by Red Door Salons, Inc., granting unto Antares Capital Corporation recorded at Volume 2003136, Page 8131 on July 15, 2003, in Real Property Records, Dallas County, Texas.

John’s Creek Village

•

Survey of subject property prepared for Inland Real Estate Acquisitions, Inc., Inland Western Duluth John’s Creek, L.L.C., Hendon/JDN Johns Creek Village, LLC, a Georgia limited liability company and Chicago Title Insurance Company by James J. Lockhart, Georgia Registered Land Surveyor No. 2068, Hannon, Meeks & Bagwell, Inc., dated June 18, 2004, last revised June 29, 2004 reveals the following:

o

Department of transportation slope easement located in the eastern portion of subject property;

o

10-foot Sawnee Electric Membership easement located in the eastern portion of subject property;

o

20-foot sanitary sewer easement located in the western portion of subject property;

o

Drainage facilities located in various portions of subject property;

o

Access drive and 20-foot sanitary sewer easement located in the southern portion of subject property; and

o

electrical, gas, water and telephone facilities located in various portions of subject property.

•

Easements, encroachments, overlaps, boundary line disputes, or any other matters which would be disclosed by a current accurate survey and inspection of subject property, subsequent to June 29, 2004.

•

Easements contained in Right-of-Way Deeds to Fulton County, Georgia, as follows:

o

from R.D. Medlock, et al, dated March 1, 1932, recorded in Deed Book 1323, Page 417, Fulton County, Georgia Records;

o

from John t. Settle, et al, to Fulton County, dated February 4, 1957, recorded in Deed Book 3310, Page 366, Fulton County, Georgia Records;

o

from Waltech II Associates dated July 8, 1989, recorded in Deed Book 13516, Page 252, Fulton County, Georgia Records;

o

from Waltech II Associates dated January 16, 1991, recorded in Deed Book 14004, Page 305, Fulton County, Georgia Records; and

o

from Technology Park/Atlanta, Inc., dated June 8, 1992, recorded in Deed Book 15421, Page 142, Fulton County, Georgia Records.

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Easements contained in Right-of-way Deed from John T. Settle, et al, to Forsyth County, dated February 4, 1957, recorded in Promiscuous Docket Book D, Page 405, Forsyth County, Georgia Records.

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Department of Transportation State of Georgia Conveyance of Access Rights from Technology Park/Atlanta, Inc. to Department of Transportation, State of Georgia, dated January 24, 1985, recorded in Deed Book 9630, Page 315, Fulton County, Georgia Records.

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Department of Transportation State of Georgia Conveyance of Access Rights from Waltech II Associates to Department of Transportation, State of Georgia, dated April 20, 1986, recorded in Deed Book 11481, Page 11, Fulton County, Georgia Records.

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Right-of-Way Easement from Waltech II Associates to Sawnee Electric Membership Corporation, dated February 18, 1991, recorded in Deed Book 14106, page 189, Fulton County, Georgia Records.

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Amended and Restated Declaration of Protective Covenants for John Creek by Technology Park/Atlanta, Inc., dated as of March 5, 1992, recorded in Deed Book 15076, Page 232, Fulton County, Georgia Records, as amended by instruments recorded in Deed Book 15519, page 330, aforesaid records; Deed Book 17825, Page 253, aforesaid records; Deed Book 19488, Page 337, aforesaid records; Deed Book 20939, Page 300, aforesaid records; Deed Book 22491, Page 36, aforesaid records; Deed Book 23835, Page 251, aforesaid records; and Deed Book 29899, Page 300, aforesaid records.

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Flood Plain Indemnification from Technology Park/Atlanta, Inc. to Fulton County, dated April 30, 2001, recorded in Deed Book 30183, Page 637, Fulton County, Georgia Records.

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Power Easement from Technology Park/Atlanta, Inc. to Sawnee Electric Membership Corporation, dated September 26, 2001, recorded in Deed Book 2107, Page 276, Forsyth County, Georgia Records.

•

All matters shown on Road Dedication plats for West Johns Crossing, prepared by Hannon, Meeks & Bagwell, Surveyors & Engineers, Inc., dated December 13, 2001, recorded in Plat Book 226, Pages 28 through 33, Fulton County, Georgia Records.

•

Restrictive Covenants contained in Corrective Limited Warranty Deed from Technology Park/Atlanta, Inc. to EHCA Dunwoody, LLC, dated as of June 3, 2002, recorded in Deed Book 32697, Page 676, Fulton County, Georgia Records.

•

Restrictions in Limited Warranty Deeds from Technology Park/Atlanta, Inc. to Hendon/JDN Johns Creek Village, LLC, a Georgia limited liability company, as follows:

o

dated as of October 20, 2002, recorded in Deed Book 33430, page 1, Fulton County, Georgia, Records; and

o

dated June xx, 2003, filed for record June 24, 2003 at 3:16 o’clock p.m., recorded in Deed Book 35259, page 501, Fulton County, Georgia, Records.

•

Declaration of Easements and Covenants to Share Costs by Technology Park/Atlanta, Inc., dated as of October 30, 2002, recorded in Deed Book 33430, page 17, Fulton County, Georgia.  Records.

•

Declaration of Pedestrian Access Easement, dated October 30, 2002, recorded in Book Deed 33430, page 47, Fulton County, Georgia Records.

•

Perpetual, non-exclusive easement for sanitary sewer as contained in Sanitary Sewer and Temporary Grading Easement between Technology Park/Atlanta, Inc. and Hendon/JDN Johns Creek Village, LLC, dated January 29, 2003, recorded in Deed Book 34178, page 243, Fulton County, Georgia, Records.

•

Memorandum of Lease between Hendon/JDN Johns Creek Village, LLC and L.A. Fitness International, LLC, dated as of January 27, 2002, recorded in Deed Book 34188, page 135, Fulton County, Georgia, Records; as affected by that Subordination, Non-Disturbance and Attornment Agreement between L.A. Fitness International, LLC, John Hancock Life Insurance Company, and Inland Western Duluth John’s Creek, L.L.C., dated July 10, 2004, recorded in Deed Book 38323, page 370, aforesaid records.

•

Memorandum of Lease between Hendon/JDN Johns Creek Village, LLC and the TJX Companies, Inc., dated as of December 17, 2002, recorded in Deed Book 34226, page 396, Fulton County, Georgia, Records; as affected by that Subordination, Non-Disturbance and Attornment Agreement between the TJX Companies, Inc., John Hancock Life Insurance Company, and Inland Western Duluth John’s Creek, LLC, dated August 11, 2004, recorded in Deed Book 39192, page 159, aforesaid records.

•

Memorandum of Lease between Hendon/JDN Johns Creek Village, LLC and Ross Stores, Inc., dated May 9, 2003, recorded in Deed Book 35282, page 437, Fulton County, Georgia, Records;

as affected by that Subordination, Non-Disturbance and Attornment Agreement between John Hancock Life Insurance Company, Ross Stores, Inc. and Inland Western Duluth John’s Creek, L.L.C., dated July 20, 2004, recorded in Deed Book 38175, page 47, aforesaid records.

•

Right-of-way Easement from Hendon/JDN Johns Creek Village, LLC to Sawnee Electric Membership Corporation, dated as of July 24, 2003, recorded in Deed Book 36364, page 31, Fulton County, Georgia, Records.

•

Memorandum of Lease between Hendon/JDN Johns Creek Village, LLC and Brinker Georgia, Inc., dated October 14, 2003, recorded in Deed Book 36413, page 143, Fulton County, Georgia, Records.

•

Short Form of Lease between IHOP Realty Corp. and Hendon/JDN Johns Creek Village, LLC, dated as of November 24, 2003, recorded in Deed Book 36743, page 450, Fulton County, Georgia, Records

•

Short Form of Lease between IHOP Realty Corp., and Hendon/JDN Johns Creek Village, LLC, dated as of November 24, 2003 recorded in Deed Book 36743, page 454, Fulton County, Georgia, Records.

•

Declaration of Easement Agreement by and among Inland Western Duluth John’s Creek, L.L.C., Brinker Georgia, Inc., and IHOP Realty Corp., dated January, 2006, recorded in Deed Book 41871, page 389, Fulton County, Georgia Records.

Gardiner Manor Mall

•

Terms, covenants provisions and conditions set forth in that certain Lease Agreement dated 5/4/98 between Gardiner Manor, LLC, landlord, and King Kullen Grocery Co., Inc., tenant, as evidenced in that Subordination, Non-Disturbance, Attornment and Estoppel Agreement among Key Bank National Association, Gardiner Manor LLC and King Kullen Grocery Co. Inc., recorded in Liber 11896 cp 14.

•

Lilco Gas Easements in Liber 5125 cp 294, Liber 5156 cp 64 and Liber 4603 cp 49.

•

Memorandum of Lease dated 5/6/98 recorded 3/16/99 in Liber 11951 cp 578.  Made by Gardiner Manor LLC, as landlord and Genovese Drug Stores, Inc.

o

With regard thereto:  Subordination, Non-Disturbance and Attornment Agreement dated as of 7/19/05 recorded 8/19/05 in Liber 12404 cp 798 between Bank of America, N.A. and Genovese Drug Stores, Inc.

•

Memorandum of Lease by and between Gardiner Manor LLC and Barnes & Noble Booksellers Inc. in Liber 11925 cp 28 amended by Memorandum of Lease in Liber 12267 cp 504.

o

With regard thereto: Subordination, Non-Disturbance and Attornment Agreement dated as of 7/19/05 recorded 8/19/05 in Liber 12404 cp 796 between Bank of America, N.A. and Barnes & Noble Booksellers Inc.

•

Memorandum of Lease by and between Gardiner Manor LLC and The Gap Inc. dated 3/30/99 recorded 4/28/99 in Liber 11959 cp 941.

•

Subject to the burdens of an Operation and Easement Agreement by and between Dayton Hudson Corporation, Gardiner Manor LLC and Robert David Lion Gardiner in Liber 11896 cp11.

•

First Amendment to Operation and Easement Agreement in Liber 12470 cp 440.

•

Second Amendment to Operation and Easement Agreement in Liber 12470 cp 441.

•

Electric Easements in Liber 5125 cp 294, Liber 5181 cp 454 and Liber 8628 cp 327.  As shown on survey made by C.T. Male Associates, P.C. dated 01/06/07 revised 01/23/07.

•

Lilco Gas Easements in Liber 4869 cp 9, Liber 5156 cp 64 and Liber 4603 cp 49.  As shown on survey made by C.T. Male Associates, P.C. dated 01/06/07 revised 01/23/07.

•

Covenants and Restrictions in Liber 4489 cp 528, Liber 4489 cp 523, Liber 8695 cp 521 and Liber 8695 cp 530.

•

Assignment of Leases and Rents made by Inland Western Bay Shore Gardiner, LLC to Mortgage Electronic Registration Systems, Inc. as nominee for Bear Stearns Commercial Mortgage, Inc. dated 2/6/07 to be recorded in the office of the Suffolk County clerk.

•

Mortgage made by Gardiner Manor, LLC and Robert David Lion Gardiner to Key Bank National Association dated 5/11/98, recorded 5/28/98 in Liber 19338 mp 367 to secure the sym of $36,520,000.00 and interest.  Mortgage tax paid:  $365,200.00.

•

Mortgage 1 was modified, split and severed by Note and Mortgage Splitter, Severance and Modification Agreement made between Gardiner Manor LLC and Gardiner Manor II LLC and Gardiner Holdings LLC and Keybank National Association dated 5/16/01, recorded 2/13/02 in Liber 20026 mp 174 splitting the above mortgage into 2 separate liens; one for $32,750,000.00 (and the other for $3,770,000.00, released from the premises herein).

•

Mortgage 1 as split and severed in the sum of $32,750,000.00 was assigned by Keybank National Association to Merrill Lynch Mortgage Lending Inc. by Assignment of Mortgage dated 5/14/01, recorded 2/13/02 in Liber 20026 mp 177.

•

Spreader, Consolidation and Modification of Mortgage, Security Agreement, Assignment of Rents and Fixture Filing made by and between Gardiner Manor II LLC and Gardiner Holdings LLC and Merrill Lynch Mortgage Lending Inc. dated 5/16/01, recorded 2/13/02 in Liber 20026 mp 178 (as to lien for $32,750,000.00).

•

Mortgage 1 as split and severed was assigned by Merrill Lynch Mortgage Lending Inc. to Wells Fargo Bank, N.A., f/k/a Wells Fargo Bank Minnesota, N.A., as trustee by Assignment of Mortgae and Note dated July 19, 2005 recorded in the Suffolk County clerk’s office on August 8, 2005 in Liber 21102 mp 299.  Mortgage 1 as split and severed was assigned by Wells Fargo Bank, N.A. f/k/a Wells Fargo Bank Minnesota, N.A., as trustee to Mortgage Electronic Registration Systems, Inc. as the nominee for Bank of America, National Association by Assignment of Mortgage and Note dated July 19, 2005 recorded August 8, 2005 in Liber 21102 mp 300.

•

Mortgage and Agreement of Consolidation and Modification of Mortgage, Assignment of Leases and Rents and Security Agreement made by and between Inland Western Bay Shore Gardiner, L.L.C., Inland Western Poughkeepsie Mid-Hudson, L.L.C., Inland Western Saratoga Springs Wilton, L.L.C., Inland Western Westbury Merchants Plaza, L.L.C. and mortgage electronic registration systems, inc., as nominee for Bank of America N.A. dated 7/19/05 recorded 8/18/05 in liber 21110 mp 231 to secure the sum of $50,136,661.53 and interest.  Mortgage tax paid in Nassau county $526,435.35

Commons at Royal Palm

•

Terms and conditions in the Public Facilities Agreement between the Estate of J.M. Rubin, the Village of Royal Palm Beach, and Palm Beach County, recorded in Official Records book 9554, Page 1737 (as to all parcels).

•

Easement Deed in favor of Lake Worth Drainage District dated November 29, 2000, recorded December 1, 2000 in Official Records Book 12168, page 1302 (as to Parcel III), as shown on Plat of survey made by MK Associates, Inc., dated December 14, 2004, last revised April 8, 2005 under Drawing No. 20040183A1 (“The Survey”).

•

Any right, title or interest of the Lake Worth Drainage District acquired pursuant to Chancery Case No. 407, portions of which are recorded in Official Records Book 6495, page 761 and Official Records Book 6495, Page 1165, including, but not limited to, the right of way of Canal S-2, as disclosed by maps attached by reference to the Affidavit recorded in Official Records Book 1732, Page 612 (as to all parcels).

•

Terms and provisions contained in Palm Beach County – Village of Royal Palm Beach amended potable water, reclaimed water and wastewater utilities franchise and service area agreement recorded in Official Records Book 17664, Page 583 (as to all parcels).

•

Restrictions, terms and conditions in the Personal Representative’s Deed by Robert Owens, as Personal Representative of the Estate of J.M. Rubin, Deceased, in favor of Starwood Wasserman Palm Beach Holding LLC recorded in Official Records Book 12214, Page 1390 (as to Parcels II and III), as shown on The Survey.

•

Terms, conditions, restrictions, covenants and easements in the Private Roadway Access and Maintenance Agreement between Starwood Wasserman Palm Beach Holding LLC, a Delaware limited liability company and Lennar Homes, Inc., a Florida Corporation recorded in Official Records Book 12223, Page 204, and re-recorded in Official Records Book 12278, Page 1053 (as to Parcels I, II and III), as shown on The Survey.

•

Covenants, restrictions, reservations and easements as shown on the Plat of Commons at Royal Palm Beach recorded in Plat Book 93, Page 114 (as to Parcels I, II and III), as shown on The Survey.

•

Covenants and conditions of the Developer Agreement recorded in Official Records Book 12274, Page 903, as amended by the First Addendum to Developer Agreement recorded in Official Records Book 12836, Page 21 (as to Parcels I, II and III).

•

Terms, conditions, restrictions, covenants and easements in the Sewer Easement Agreement recorded in Official Records Book 12683, Page 741 (as to Parcel 4), as shown on The Survey.

•

Easement in favor of Bell South Telecommunications, Inc., a Georgia corporation recorded in Official Records Book 12773, Page 1807 (as to Parcel I), as shown on The Survey.

•

Grant of Easement in favor of Lennar Homes, Inc., recorded in Official Records Book 13446, Page 861 (as to Parcels I, II and III), as shown on The Survey.

•

Those matters as contained in the unrecorded Conditional Subaqueous Permit Agreement as disclosed by and under the terms and conditions of the Assignment of Conditional Subaqueous Permit Agreement between Wasserman Palm Beach, LLC and Village of Royal Palm Beach in Official Records Book 13473, Page 1008 (as to Parcel III), as shown on The Survey.

•

Terms, covenants, conditions, restrictions, easements, assessments and possible liens created by and set forth in the Declaration of Covenants, Restrictions and Easement recorded in Official Records Book 13556, Page 690, as amended by the First Amendment to Declaration of Covenants, Restrictions and Easement recorded in Official Records Book 15367, Page 755, of the Public Records of Palm Beach County, Florida, including, but not limited to one or more of the following:  provisions for private charges or assessments; liens for liquidated damages; and/or option, right of first refusal or prior approval of a future purchaser or occupant; but omitting any covenant or restriction based on race, color, religion, sex, handicap, familial status or national origin unless and only to the extent that said covenant(s):  (a) is exempt under Chapter 42, Section 3607 of the United States Code; or (b) relates to handicap, but does not discriminate against handicapped persons (as to Parcels I, II and III).

•

Terms and conditions in the Unity of Title by Southern Centers, Inc., f/k/a diversified Centers, Inc., recorded in Official Records Book 5662, Page 1133 (as to Parcels I, II and III).

•

Right-of-way Easement in favor of Southern Bell Telephone and Telegraph Company recorded in Official Records Book 6339, page 1062 (as to Parcels I, II and III).

•

Covenants, restrictions, reservations and easements as shown on the Plat of Commons at Royal Palm Beach, Plat Two, as recorded in Plat Book 96, Pages 63 through 65 (as to Parcels I, II and III), as shown on The Survey.

•

Terms and conditions in that certain unrecorded Lease in favor of Michaels Stores, Inc., a Delaware corporation, as evidenced by the Memorandum of Shopping Center Lease dated August 30, 2000, recorded December 5, 2000 in Official Records Book 12174, Page 938 (as to Parcel I).

•

Terms and conditions in that certain unrecorded Lease in favor of Toys "R" US-Delaware, Inc., a Delaware corporation, as evidenced by the Memorandum of Lease dated December 22, 2000, recorded January 19, 2001 in Official Records Book 12262, Page 609, as effected by the Commencement Agreement dated February 11, 2002, recorded March 27, 2002 in Official Records Book 13543, Page 739 (as to Parcel I).

•

Terms and conditions in that certain unrecorded Lease in favor of TJX Companies, Inc., a Delaware corporation, as evidenced by the Memorandum of Lease dated December 19, 2000, recorded March 1, 2001 in Official Records Book 12342, Page 780 (as to Parcel I).

•

Terms and conditions in that certain unrecorded Lease in favor of PETsMart, Inc., a  Delaware corporation, as evidenced by the Memorandum of Lease dated March 11, 2001, recorded May 17, 2001 in Official Records Book 12563, Page 852 and in Official Records Book 13509, page 1475 (as to Parcel I), and the Memorandum of Lease dated March 16, 2001, recorded March 15, 2002 in Official Records Book 13509, Page 1475 (as to Parcel I).

•

Restrictions, covenants, terms, conditions, and obligations as contained in the Assumption and Development Agreement dated May 30, 2003, recorded June 12, 2003 in Official Records Book 15367, Page 778 (as to Parcels I, II and III).

•

Terms, covenants, conditions and other matters contained in the DRI Agreement between the Estate of J.M. Rubin, the Village of Royal Palm Beach, the Department of Community Affairs and Palm Beach County, recorded in Official Records Book 9180, Page 115 (as to Parcels I, II and III).

•

Terms and provisions pertaining to maintenance obligations and indemnification contained in the Sewer Agreement among Starwood Wasserman Palm Beach LLC, Lennar Homes, Inc., Daren Rubenfeld, as Trustee, etc. and LaSalle National Bank, recorded in Official Records Book 12681, Page 741 (as to Parcels I, II and III).

•

Easements granted to BellSouth Telecommunications, Inc. recorded in Official Records Book 12735, Page 1094 (as to Parcels I, II and III).

•

Matters contained in the Notice of Establishment of the Bella Terra Community Development District recorded in Official Records Book 13426, Page 1400 (as to Parcels I, II and III).

•

Survey prepared by MKAssociates, Inc., dated December 14, 2004, last revised April 27, 2005 under Drawing No. 20040183 A1 shows the following:

o

Concrete dumpster pad encroaches onto easements along the westerly line of Parcel 1.

o

Possible easements as evidenced by various light poles, fire hydrants, electric service boxes, manholes, water valves and posts located through subject property.

•

Renewal, Amended, Consolidated and Restated Mortgage, Assignment of Leases and Rents, and Security Agreement which was given by Starwood Wasserman Palm Beach, LLC, a Delaware limited company, in favor of Bank of America, N.A., dated October 2,2002, recorded October 4, 2002 in Official Records Book 14231, Page 490 and assigned to Wells Fargo Bank Minnesota, N.A., as Trustee for the registered holders of Bank of America Commercial Mortgage, Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-2 recorded in Official Records Book 16506, Page 1731, as affected by Assumption Agreement filed May 27, 2005 in Official Records Book 18656, page 647.

•

UCC-1 Financing Statement which was given in favor of Bank of America, N.A.,  recorded October 2, 2002 in Official Records Book 14231, Page 514 and assigned in Official Records Book 16506, Page 1727, as affected by Assumption Agreement filed May 27, 2005 in Official Records Book 18656, page 647.

•

UCC-1 Financing Statement, Inland Western Royal Palm Beach Commons,  L.L.C. - Debtor, Wells Fargo Bank, N.A. - Secured Party, filed May 27, 2005 in Official Records Book 18656, page 669.

Southlake Corners

•

Deed from Wal-Mart Real Estate Business Trust to the State of Texas recorded at Volume 13727, Page 344 on March 26, 1999, in Deed Records of Tarrant County, Texas.

•

Right of way to State of Texas, granted by B.R. Wall recorded at Volume 2569, Page 503, in Deed Records of Tarrant County, Texas.

•

Partial Release of Easement from the State of Texas recorded as Instrument Number D206319861 on October 11, 2006, in Deed Records of Tarrant County, Texas.

•

Right of Way to Texas Utilities Electric Company, granted by James P. Farrar, Melissa Farrar Auberty, et al recorded at Volume 10997, Page 1428, in Deed Records of Tarrant County, Texas.

•

Matters shown by the Plat recorded at Cabinet A, Slide 1975, in Plat Records of Tarrant County, Texas.

•

Easement granted by W2001 Wal Real Estate Limited Partnership to the City of Southlake recorded at Clerk’s File No. D205114974 on April 25, 2005, in Deed Records of Tarrant County, Texas.

•

Easement granted by W2001 Wal Real Estate Limited Partnership to the City of Southlake recorded at Clerk’s File No. D205114973 on April 25, 2005, in Deed Records of Tarrant County, Texas.

•

Memorandum of Lease by and between W2001 Wal Real Estate Limited Partnership and Circuit City Stores, Inc. recorded at Volume 16944, Page 0123 on July 17, 2003, in Deed Records of Tarrant County, Texas.

•

Subordination, Non-Disturbance and Attornment Agreement recorded at Clerk’s File No. D206319859 on October 11, 2006, in Deed Records of Tarrant County, Texas.

•

Drainage Easement for Highway Purposes granted by W2001 Wal Real Estate Limited Partnership to the State of Texas recorded at Instrument Number D206319857 on October 11, 2006, in Deed Records of Tarrant County, Texas.

•

Deed of Trust executed by Inland Western Southlake Corners Limited Partnership to Brenda Tyler, Trustee, payable to Principal Commercial Funding, LLC recorded at Document No. D207003797 on January 3, 2007, in Deed Records of Tarrant County, Texas.

•

Assignment of Leases and Rents recorded at Document No. D207003798, in Deed Records of Tarrant County, Texas.

•

Financing Statement recorded at Document No. D207003799, in Deed Records of Tarrant County, Texas.

EXHIBIT H

Intentionally deleted.

H-1

EXHIBIT I

SCHEDULE OF ALLOCATED VALUES

Existing Portfolio Project	Allocated Value
Huebner Oaks	$10,950,291.44
Oswego Commons	$29,000,000.00
Lincoln Park	$30,025,000.00
John’s Creek Village	$22,550,000.00
Gardiner Manor Mall	$21,347,000.00
Commons at Royal Palm	$17,477,276.00
Southlake Corners	$16,875,000.00

I-1

EXHIBIT J

Commons at Royal Palm

1.

The Palms Ballroom

Gardiner Manor

1.

Barnes & Noble

J-1

SCHEDULE 7(a)(vii)

None.

J-1

SCHEDULE 7(a)(xvii)

•

The condemnation at John’s Creek in Duluth, Georgia, described by those certain plans for the Condemnation entitled “Easement and Right of Way Exhibit for Inland Western Duluth John’s Creek SPE, L.L.C.” dated August 31, 2006, last revised February 27, 2007, and stamped March 6, 2007.

J-1

SCHEDULE 7(a)(xix)

None.

J-1